Exhibit 10.1

REVOLVING LINE OF CREDIT NOTE

$5,000,000.00

April 7, 2014

New York, New York

FOR VALUE RECEIVED, IMMUNE PHARMACEUTICALS INC., a Delaware corporation (the “Borrower”), having offices at 708 Third Avenue, Suite 210, New York, New York 10017, promises to pay to the order of MELINI CAPITAL CORP. (the “Lender”), at the office of the Lender at ADR Tower, 8th Floor, Samuel Lewis Av. And 58th St., Obarrio Urbanization Panama City, Republic of Panama, or at such other place or places or to such other party or parties as the Lender may from time to time designate, ON THE THIRD ANNIVERSARY HEREOF (the “Maturity Date”), the principal sum of up to FIVE MILLION DOLLARS ($5,000,000), or, if less, the aggregate unpaid principal amount of all advances made by the Lender to the Borrower from time to time pursuant to this Note, together with interest on any unpaid balance at an interest rate per annum equal to twelve percent (12%). Interest shall be calculated on the basis of actual days elapsed and a 365-day year and may be paid by taking advances under this Note. Interest hereunder shall be due and payable quarterly in arrears commencing on the first day of the calendar quarter beginning on July 1, 2014 and continuing on the first day of each subsequent calendar quarter, with the final interest payment due on the Maturity Date. For the avoidance of any doubt, no interest will be payable if no advances are made by Lender to Borrower. In the event Borrower successfully completes a capital raise of more than $ 5,000,000, either party hereto shall have the right to cancel this Note by providing the other party with 14 days prior written notice.

Prior to the Maturity Date, if the Borrower is not in default hereunder, the Lender shall advance funds to the Borrower under this Note in amounts requested from time to time in writings signed by an officer of the Borrower (which may be submitted by hand-delivery, mail or e-mail); provided, however, that the outstanding principal amount of this Note resulting from borrowings and re-borrowings hereunder which have not been repaid shall not exceed $5,000,000 plus accrued interest. The Borrower authorizes the Lender to make, at the time of any advance under this Note and at the time of receipt of any payment of principal under this Note, an appropriate notation on the grid attached as Exhibit A to this Note (or a continuation of such grid), reflecting the making of such advance or the receipt of such payment, as the case may be. The outstanding principal balance entered on the grid as of any date by the Lender shall be prima facie evidence of the actual outstanding principal balance unpaid and owing to the Lender as of such date, but any error in recording or failure to record any advance or payment or the resulting outstanding principal balance shall not affect the obligation of the Borrower hereunder to make the true and correct payments of principal of and interest on this Note when due.

It is the intent of the Lender and of the Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the "Maximum Legal Rate"). Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled and, if received by the Lender, shall be refunded to the Borrower.

The Borrower may voluntarily make prepayments in any amounts and at any times, without penalty of any kind. Each such prepayment shall be credited first to accrued but unpaid interest and then to principal.

The Borrower shall pay on demand, without limitation, all attorneys' reasonable fees, out-of-pocket expenses incurred by the Lender's attorneys and all costs incurred by the Lender, which costs and expenses are directly or indirectly related to the protection or enforcement of any of the Lender's rights against the Borrower or any such endorser or guarantor to the Lender (whether or not suit is instituted by or against the Lender).

Prior to the Maturity Date, all payments made by the Borrower shall be applied (i) first, to any costs, expenses, or charges then owed to the Lender by the Borrower, (ii) second, to accrued and unpaid interest, and (iii) third, to the unpaid principal balance hereof. After the Maturity Date, any payments received may be applied by the Lender in its sole discretion. The entries on the records of the Lender (including any appearing on this Note) shall be prima facie evidence of the amounts outstanding hereunder.

No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other right of the Lender, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Borrower and every endorser or guarantor of this Note, regardless of the time, order or place of signing, waive presentment, demand, protest and notices of every kind and assents to any extension or postponement of the time or terms of payment hereunder or any other indulgence, to any substitution, exchange or release of collateral, and to the addition or release of any other party or person primarily or secondarily liable.

All amounts hereunder shall automatically become immediately due and payable if the Borrower or any guarantor or endorser of this Note commences or has commenced against it any bankruptcy or insolvency proceeding.

The obligations, including the indebtedness evidenced hereby, of the Borrower under this Note shall be subordinated in right of payment to all obligations of Borrower to MIDCAP FUNDING III, LLC and the other lenders (the “Senior Lenders”) party to that certain Loan and Security Agreement, dated as of May 27, 2011, as amended (the “Senior Debt Agreement”), by and among the Borrower, MIDCAP FUNDING III, LLC, in its capacity as agent for the Senior Lenders, and the Senior Lenders, now existing or hereafter arising, together with all costs of collecting such obligations (including reasonable attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any bankruptcy, reorganization or similar proceeding, and all obligations under the Senior Debt Agreement. Except for the obligations subordinated to the Senior Lenders under the Senior Debt Agreement, the obligations under this Note shall rank senior in all events to the Borrower’s other indebtedness, whether existing now or arising after the date of this Note, and shall not be subordinated to any other indebtedness of the Borrower unless agreed to in writing by the Lender. The Borrower shall provide prior written notice to the Lender of its intent to incur indebtedness that is out of the ordinary course of its business.

Lender may assign or otherwise transfer its rights and obligations under this Note without notice to the Borrower and without any further consent of the Borrower. The Borrower may not assign or otherwise transfer its rights and obligations without the prior written consent of the Lender.

The Borrower represents that it is duly organized and in good standing in the state of its organization and is duly authorized to do business in all jurisdictions material to the conduct of its business. The Borrower further represents that the execution, delivery and performance of this Note have been duly authorized by the Borrower; and that this Note has been duly executed by an authorized officer and constitutes a binding obligation enforceable against the Borrower in compliance with any law, court order or agreement by which the Borrower is bound.

None of the terms or provisions of this Note may be excluded, modified, or amended except by a written instrument duly executed on behalf of the Lender expressly referring hereto and setting forth the provision so excluded, modified or amended.

The term "Lender" as used in this Note includes the Lender's successors and assigns. This Note shall be binding upon the Borrower and each endorser and guarantor hereof, and their respective successors, assigns and representatives.

This Note contains the entire agreement between the Lender and the Borrower with respect to the loan, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Lender. Each provision of this Note shall survive until all amounts due are indefeasibly paid in full to the Lender, and shall be interpreted as consistent with existing law, and shall be deemed amended to the extent necessary to comply with any conflicting law. If a Court deems any provision invalid, the remainder of this Note shall remain in full force and effect.

ALL RIGHTS AND OBLIGATIONS HEREUNDER SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AND EACH ENDORSER AND GUARANTOR OF THIS NOTE SUBMIT TO THE JURISDICTION OF THE COURTS OF THE CITY OF NEW YORK AND OF THE UNITED STATES DISTRICT COURTS SITUATED THEREIN FOR ALL PURPOSES WITH RESPECT TO THIS NOTE, ANY COLLATERAL GIVEN TO SECURE THEIR RESPECTIVE LIABILITIES TO THE LENDER, AND THEIR RESPECTIVE RELATIONSHIPS WITH THE LENDER.

THE BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY THE LENDER AGAINST THE BORROWER ON ANY MATTER WHATSOEVER ARISING OUT OF, IN CONNECTION WITH OR RELATED TO THIS NOTE.

THIS NOTE IS A DEMAND NOTE DUE AND OWING IMMEDIATELY, WITHOUT PRIOR DEMAND OF THE HOLDER, AND IMMEDIATE ACTION TO ENFORCE ITS PAYMENT MAY BE TAKEN AT ANY TIME WITHOUT NOTICE.

BORROWER:

IMMUNE PHARMACEUTICALS INC.

/s/ Daniel G. Teper
Name: Daniel G. Teper
Title: CEO

LENDER:

MELINI CAPITAL CORP.

By: /s/ Daniel Kazado
Name: Daniel Kazado
Title: Senior Advisor

EXHIBIT A

MELINI CAPITAL CORP. – Loan to Immune Pharmaceuticals Inc.

Date	Amount of Loan	Amount of Principal Paid or Prepaid	Balance of Principal Unpaid	Notation Made By: